UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 15, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 15, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced the completion of the clinical phase of the Phase 3 registration-quality, double-blind, placebo-controlled RESILIENT study of its TNX-102 SL (cyclobenzaprine HCl sublingual tablets) 5.6 mg product candidate for the management of fibromyalgia. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The Company updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.02 hereto and incorporated herein by reference. The Company also updated its TNX-1900 and TNX-102 SL product candidate presentations, which it intends to place on its website and which may contain nonpublic information. Copies of the presentations are filed as Exhibits 99.03 and 99.04 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01, 99.02, 99.03 and 99.04 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 15, 2023, the Company announced the completion of the clinical phase of the Phase 3 RESILIENT study of TNX-102 SL for the management of fibromyalgia. A total of 457 patients were enrolled in this multi-site study in the U.S. Topline results are expected in late December 2023. If successful, the Company believes that the RESILIENT study may be the final, well-controlled efficacy trial required for submission of a New Drug Application for approval by the U.S. Food and Drug Administration. The preliminary unaudited rate of adverse-event (“AE”) related discontinuations in the RESILIENT study was 4.8%, which compares favorably to the blinded AE-related discontinuation rates in the two previous Phase 3 trials of TNX-102 SL: 6.0% in the RELIEF trial, which achieved statistical significance on the primary endpoint (p=0.010), and 10.7% in the RALLY trial, which was stopped at the interim analysis. The Company believes that an unexpectedly high rate of AE-related discontinuations in the RALLY trial contributed to missing its primary endpoint, as the study was conducted during the Delta wave of the COVID pandemic, which we may have contributed to patient discontinuations. AE-related discontinuations are treated as negative outcomes in the ‘missing data’ multiple imputation approach that is part of the analysis of the primary endpoint.

The Company is actively exploring strategic partnerships and out-licensing opportunities for certain of its product candidates, including TNX-1500.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
99.01 99.02 99.03 99.04 104

Press release of the Company, dated November 15, 2023

Corporate Presentation by the Company for November 2023

TNX-1900 Product Presentation

TNX-102 SL Product Presentation

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: November 15, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer